                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED

                         ARTICLES OF INCORPORATION OF

                         TUTANKHAMON ELECTRONICS, INC.



     Matthew H. Taylor and Edward Spivak certify that:

     1. They are the President and Secretary, respectively, of TUTANKHAMON ELECTRONICS, INC. a California corporation (the "Corporation").

     2. The Articles of Incorporation of this Corporation shall be amended and restated to read in their entirety as follows:

                                      III

        The name of this Corporation is TUTANKHAMON ELECTRONICS, INC.

                                      IV

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       V

     This Corporation is authorized to issue two classes of shares of stock which shall be designated, respectively, "Common" and "Preferred." The total number of shares that this Corporation is authorized to issue is thirty million (30,000,000) shares. The number of shares of Common Stock authorized is twenty million (20,000,000) shares, no par value. The number of shares of Preferred Stock authorized is ten million (10,000,000) shares, no par value.

     The shares of Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the rights, preferences, privileges and restrictions thereof, including but not limited to the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them. Without limitation of the generality of the foregoing, the Board of Directors shall have the power to fix the number of authorized but undesignated shares comprising any wholly unissued series of Preferred Stock, and to fix and alter the rights, preferences, privileges and restrictions of any such unissued series of Preferred Stock (including, but not limited to the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and sinking fund provisions, redemption prices, and liquidation preferences of such series), in such manner as the Board of Directors determines, which rights, preferences, privileges and restrictions may, in the sole discretion of the Board of Directors, be superior to, on a parity with, or junior to the rights preferences, privileges and restrictions of any other series of Preferred Stock.

     The Board of Directors is hereby authorized to increase or decrease the number of shares of any series of Preferred Stock when the number of shares of such series was originally fixed by designation of the Board of Directors. The Board of Directors is authorized to decrease the number of shares of any series of Preferred Stock when the number of shares was not originally fixed by designation of the Board of Directors. Any such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series, or in the Articles of Incorporation, as the case may be; provided, that the number of shares of any series shall not be decreased below the number of shares of such series then outstanding. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status of authorized but undesignated shares of Preferred Stock.

     Upon the effectiveness of these Amended and Restated Articles of Incorporation, each one outstanding share of Common Stock shall split into ten shares of Common Stock.

     1.  Title of Series and Number of Shares.  The first series of Preferred
         ------------------------------------
Stock shall be comprised of 2,000,000 shares and shall be designated Series A Preferred Stock (the "Series A Preferred"). The second series of Preferred Stock shall be comprised of 356,080 shares and shall be designated Series B Preferred Stock (the "Series B Preferred"). The third series of Preferred Stock shall be comprised of 3,000,000 shares and shall be designated Series C Preferred Stock (the "Series C Preferred"). The Board of Directors may issue the remaining undesignated Preferred Stock in one or more series as permitted by the Articles of Incorporation. As used herein, the term "Preferred Stock" without designation shall refer to shares of Series A Preferred, Series B Preferred and Series C Preferred.

     2.  Dividend Rights of Preferred Stock.  The holders of the outstanding
         ----------------------------------
Preferred Stock shall be entitled, when, as and if declared by the Board of Directors of the Corporation, to non cumulative dividends out of funds legally available therefor of $0.05 for each share of Series A Preferred, $0.05 for each share of Series B Preferred, and $0.06 for each share of Series C Preferred held by them. No dividend or distribution shall be declared or paid on any shares of Common Stock (other than dividends payable solely in Common Stock of the Corporation) unless at the same time an equivalent dividend or distribution is paid or declared and set aside for payment on the Preferred Stock (on an as-if converted to Common Stock basis). The right to dividends on shares of Preferred Stock under this Section shall not be cumulative, and no right shall accrue to the holders of Preferred Stock under this Section by reason of the fact that dividends on such shares are not declared in any prior period.

     3.  Liquidation Preference.  In the event of any liquidation, dissolution,
         ----------------------
or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

        (a) The holders of the Series B Preferred and Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred or Common Stock by reason of their ownership of such stock, the sum of $0.56 plus declared and unpaid dividends, if any, for each share of Series B Preferred and the sum of $0.67 plus declared and unpaid dividends, if any, for each share of Series C Preferred then held by them. If upon the occurrence of such event, the assets and funds available for distribution among the holders of the Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the full preferential amounts, then the entire assets and funds of the Corporation legally available for distribution to the shareholders shall be distributed among the holders of the Series B Preferred and Series C Preferred pro rata to the full preferential amount each such holder is entitled to receive.

        (b) After payment of the full preferential amounts to the holders of the Series B Preferred and Series C Preferred as aforesaid, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the sum of $0.56 plus declared and unpaid dividends, if any, for each share of the Series A Preferred then held by them. If upon the occurrence of such event, the assets and funds available for distribution among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution to the shareholders shall be distributed among the holders of the Series A Preferred pro rata to the full preferential amount each such holder is entitled to receive.

        (c) After payment has been made to the holders of the Preferred Stock of the full preferential amounts as to which they shall be entitled as aforesaid, then the entire remaining assets and funds of the Corporation legally available for distribution to the shareholders shall be distributed among the holders of the Common Stock pro rata to the number of shares of Common Stock held by each such holder.

        (d) For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation or corporations as a result of which consolidation or merger the shareholders of the Corporation hold securities representing less than fifty percent (50%) of the voting securities of the surviving corporation, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

        (e) Any securities to be delivered to the holders of the Preferred Stock pursuant to Section 3(d) above shall be valued as follows:

            (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                (A) If traded on a national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. ("NMS"), the value shall be deemed to be the average of the closing prices of the securities on such exchange or the NMS over the 30-day period ending three (3) days prior to the closing;

                    (B) If actively traded over-the-counter (but not on the NMS), the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

               (ii) In all other cases the fair market value of securities shall be determined by the Board of Directors acting in good faith, provided that if such value is objected to in writing received by the Corporation from holders of at least sixty-seven percent (67%) of the outstanding shares of Preferred Stock within twenty (20) days after written notice is sent to the holders of Preferred Stock, then the value shall be determined by an independent appraiser selected by the Board of Directors and paid for by the Corporation.

          (f) In the event the requirements of Section 3(d) are not complied with, the Corporation shall forthwith either:

               (i) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with, or

               (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 5(j) hereof.

          (g) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the Corporation of shares of Common Stock issued to or held by employees, directors, independent contractors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

     4.   Voting Rights.  Except as otherwise required by law, the holders of
          -------------
Common Stock and Preferred Stock shall vote together as a single class. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. Each holder of Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Common Stock into which his shares of Preferred Stock are convertible, in accordance with the terms of these Amended and Restated Articles of Incorporation, immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

     5.   Conversion.  The holders of the Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):

          (a)  Right to Convert. Each share of Preferred Stock shall be
               ----------------
convertible into Common Stock, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of

Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such series at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The Conversion Values of the Preferred Stock shall be $0.56 per share of Series A Preferred, $0.56 per share of Series B Preferred and $0.67 per share of Series C Preferred. The initial Conversion Prices of the Preferred Stock shall be $0.56 per share of Series A Preferred, $0.56 per share of Series B Preferred and $0.67 per share of Series C Preferred. The initial Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of each such series.

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately prior to the closing of the sale of Common Stock of the Corporation in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, an amended. Each share of a series of Preferred Stock shall be automatically converted into shares of Common Stock at its then effective Conversion Rate upon the affirmative vote of the holders of at least sixty-seven percent (67%) of the shares of such series of Preferred Stock, voting as a separate series or at such time after June 30, 1993, as there are less than 100,000 shares of such series outstanding. Each share of Preferred Stock shall be automatically converted into shares of Common Stock at the respective Conversion Rates then in effect upon the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of Preferred Stock, voting together as a single class. In the event of the automatic conversion of the Preferred Stock upon a public offering as described above, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (c)  Mechanics of Conversion. Before any holder of Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock and receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(b), the outstanding shares of the series of Preferred Stock so converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion as provided in
Section 5(b), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Fractional Shares.  In lieu of any fractional shares to which the
               -----------------
holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock, as determined by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (e)  Adjustments to the Series C Preferred Conversion Price With
               -----------------------------------------------------------
Respect to Certain Diluting Issuances.
-------------------------------------

               (i)  Special Definitions. For purposes of this Section 5(e) of
                    -------------------
Article III, the following definitions apply:

                    (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities (defined below).

                    (B) "Original Issue Date" shall mean the date on which these Amended and Restated Articles of Incorporation are filed with the California Secretary of State.

                    (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common.

                    (D) "Additional Shares of Common" shall mean all shares of Common issued (or, pursuant to Section 5(e)(iii) of this Article III, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common issued or issuable:

                         (1)  up to 2,000,000 shares of Series A Preferred and
356,080 shares of Series B Preferred issued in connection with the capital reorganization of the Corporation on or about the Original Issue Date, and the shares of Common Stock issuable upon conversion of such shares of Series A Preferred and Series B Preferred.

                         (2)  up to 3,000,000 shares of Common Stock issued or
issuable to officers, directors or employees of the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of the Corporation, or those independent contractors or consultants with which the Corporation shall have an agreement approved by a resolution of the Board of Directors pursuant to which such independent contractor or consultant shall perform services for the Corporation;

                         (3)  as a dividend or distribution on the Preferred
Stock.

                         (4)  by reason of a stock split, reverse stock split,
stock dividend or other adjustment covered by Section 5(f) hereof; or

                         (5)  which are otherwise excluded by the affirmative
vote or written consent of the holders of at least sixty-seven percent (67%) of the shares of Series C Preferred then outstanding.

                    (E)  "Common" shall mean Common Stock of the corporation.

               (ii)  No Adjustment for Conversion Price. Any provision herein to
                     ----------------------------------
the contrary notwithstanding, no adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common if the consideration per share (determined pursuant to Section 5(e)(vi) of this Article
III) for an Additional Share of Common issued or deemed to be issued by the Corporation is greater than the Series C Conversion Price in effect on the date of, and immediately prior to, such issue.

               (iii) Deemed Issue of Additional Shares of Common. In the event
                     -------------------------------------------
the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common are deemed to be issued:

                     (A) no further adjustments in the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                     (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series C Conversion Price shall affect Common previously issued upon conversion of the Series C Preferred);

                     (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (1) in the case of Convertible Securities or options
for Common, the only Additional Shares of Common issued were the shares of Common, if any, actually issued upon the exercise of such Options or the Conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                         (2) in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(e)(vi) of this Article III) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (a) the Series C Conversion Price on the original adjustment date, or (b) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                    (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

               (iv) Adjustment of Conversion Price Upon Issuance of Additional
                    ----------------------------------------------------------
Shares of Common. In the event the Corporation, at any time after the Original
----------------
Issue Date shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(e)(iii) of this Article III) without consideration or for consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, (I) until such time as the Corporation shall have issued and sold equity securities having an aggregate purchase price of $1,500,000 at a price per share equivalent to at least $0.67 per share of Common, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) equal to the price at which the Additional Shares of Common were so issued and, (II) at such time as the preceding clause (I) is no longer in effect, the Series C Preferred Conversion Price shall be reduced, concurrently with such issue, to the Conversion Price (calculated to the nearest one-hundredth of a cent) determined by dividing (X) an amount equal to the sum of (1) the product derived by multiplying the Conversion Price of the Series C Preferred in effect immediately prior to such issue or sale times the number of shares of Common Stock Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (Y) an amount equal to the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issue or sale, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue and sale. For the purposes of the calculations set forth in this paragraph, the number of shares of Common Stock Outstanding at any time shall be equal to the number of shares of Common Stock outstanding at such time plus the number of shares of Common Stock issuable upon the conversion of all Convertible Securities then outstanding.

               (v)  Determination of Consideration for Options and Convertible
                    ----------------------------------------------------------
Securities.  The consideration per share received by the Corporation for
----------
Additional Shares of Common deemed to have been issued pursuant to Section 5(e)(iii) of this Article III, relating to Options and Convertible Securities shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                    (B) the maximum number of shares of Common (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (f)  Adjustments for Subdivisions, Combinations or Consolidation of
               --------------------------------------------------------------
Preferred Stock and Common Stock.  In the event the outstanding shares of
--------------------------------
Preferred Stock or Common Stock shall be subdivided (by stock split, stock dividend, reclassification or otherwise) into a greater number of shares of Preferred Stock or Common Stock, the Conversion Prices of the effected series then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Preferred Stock or Common Stock, the Conversion Prices of the effected series then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (g)  Adjustments for Reorganization, Reclassification, Exchange and
               --------------------------------------------------------------
Substitution. If the shares of Common Stock issuable upon conversion of any
------------
shares of Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(f) of this Article III), the Conversion Prices of the effected series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders thereof would otherwise have been entitled to receive upon such conversion, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been issuable to the holders of Preferred Stock if their shares of Preferred Stock had been converted immediately before such change; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including the provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

          (h)  No Impairment. The Corporation will not through any
               -------------
reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not restrict the Corporation's right to amend its Articles of Incorporation with the requisite shareholder consent.

          (i)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

          (j)  Notices of Record Date.  In the event that the Corporation shall
               ----------------------
propose at any time:

               (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

                      (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                      (B) in the case of the matters referred to in (iii) and
(iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of the Corporation.

          (k)    Reservation of Stock Issuable Upon Conversion. The Corporation
                 ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (l)    Reissuance of Converted Shares. Shares of Preferred Stock which
                 ------------------------------
have been converted into Common Stock after the original issuance thereof shall revert to the status of authorized unissued shares of undesignated Preferred Stock.

     6.   Redemption.
          ----------

          (a) The Corporation, at the option of the Board of Directors, may at any time it may lawfully do so, but in no event prior to September 30, 1997, redeem in whole but not in part the Preferred Stock by paying in cash for each such share of Preferred Stock to be redeemed a price equal to the Conversion Value of each share of the Preferred Stock (as appropriately adjusted for any stock dividends, stock splits, recapitalization or consolidation of the Preferred Stock) together with any declared and unpaid dividend with respect thereto. The amount payable upon the redemption of the Preferred Stock is hereinafter referred to as the "Redemption Price" of the respective series of Preferred Stock.

          (b) At least thirty (30) days prior to the date fixed for any redemption of Preferred Stock, written notice shall be mailed, postage prepaid to each holder of record of Preferred Stock to be redeemed at the post office address last shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption Date, the applicable Redemption Price, and the date on which such holders' Conversion Rights (as defined in Section 5) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be cancelled. From and after the Redemption Date, all rights of the holders of the Preferred Stock designated for redemption in the Redemption Notice as holders of such series of Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease and terminate with respect to such shares, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (c) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having an aggregate capital and surplus in excess of twenty million ($20,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the applicable Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to
Section 6(b). Such instructions shall also provide that any funds deposited by the Corporation pursuant to Section 6(c) for the redemption of shares subsequently converted into shares of Common Stock pursuant to Section 5 no later than the first day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this subparagraph 6(c) remaining unclaimed at the expiration of one year following the Redemption Date shall be returned to the Corporation upon its request expressed in the resolution of its Board of Directors.

     7.   Protective Covenants.
          --------------------

          (a) So long as there remains outstanding a number of shares of Series B Preferred and Series C Preferred equal to 20% of the aggregate number of shares of such series issued by the Corporation, the Corporation shall not, without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series B Preferred and Series C Preferred, voting together as a single class, (i) authorize or issue any shares of capital stock having rights, preferences and privileges senior to the Series B Preferred or the Series C Preferred; or (ii) declare any dividend on the Preferred Stock or Common Stock.

          (b) So long as there remains outstanding a number of shares of Series B Preferred equal to 20% of the aggregate number of shares of such series issued by the Corporation, the Corporation shall not increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series B Preferred without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series B Preferred, voting together as a single class.

          (c) So long as there remains outstanding a number of shares of Series C Preferred equal to 20% of the aggregate number of shares of such series issued by the Corporation, the Corporation shall not increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series C Preferred without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series C Preferred, voting together as a single class.

                                      VI

     1.   Limitation of Directors' Liability.  The liability of the directors of
          ----------------------------------
the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     2.   Indemnification of Directors and Officers.  This Corporation is
          -----------------------------------------
authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

     3.   Repeal or Modification.  Any repeal or modification of the foregoing
          ----------------------
provisions of this Article IV by the shareholders of the Corporation shall not adversely affect any right of indemnification or limitation of liability of an agent of the Corporation relating to acts or omissions occurring prior to such repeal or modification.

          3. The foregoing amendment and restatement of this Corporation's Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

          4. The foregoing amendment and restatement of this Corporation's Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the Corporation is 434,429 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the shares of Common Stock.

     The undersigned further declare under penalty of perjury that the matters set forth in this certificate are true of their own knowledge. Executed in Pleasant Hill, California on April 23, 1993.


                                    /s/ Matthew H. Taylor
                                    _______________________________________
                                    Matthew H. Taylor, President

                                    /s/ Edward Spivak
                                    _______________________________________
                                    Edward Spivak, Secretary

                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                         TUTANKHAMON ELECTRONICS, INC.

     Matthew H. Taylor and Steven Bochner certify that:

     1. They are the President and Assistant Secretary, respectively, of TUTANKHAMON ELECTRONICS, INC., a California corporation (the "Corporation").

     2. That Article I of the Articles of Incorporation of this Corporation is amended to read in full as follows:

     The name of this Corporation is TUT SYSTEMS, INC.

     3. The foregoing amendment of this Corporation's Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment of this Corporation's Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 2,000,000 shares of Series A Preferred Stock, 356,080 shares of Series B Preferred Stock, 2,035,580 shares of Series C Preferred Stock and 1,957,475 shares of Series D Preferred Stock.
There are no shares of Common Stock outstanding as of the date hereof. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was at least a majority of the outstanding Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, all voting together as a class.

     The undersigned further declare under penalty of perjury that the matters set forth in this certificate are true of their own knowledge. Executed in Pleasant Hill, California on October 8, 1993.


                                    /s/ Matthew H. Taylor
                                    ______________________________________
                                    Matthew H. Taylor,  President


                                    /s/ Steven Bochner
                                    _______________________________________
                                    Steven Bochner, Assistant Secretary

                          CERTIFICATE OF AMENDMENT OF

                             AMENDED AND RESTATED

                         ARTICLES OF INCORPORATION OF

                               TUT SYSTEMS, INC.



          Matthew H. Taylor certifies that:

          1. He is the Chairman of the Board and Secretary of TUT SYSTEMS, INC., a California corporation (the "Corporation").

          2. Article III of the Articles of Incorporation of this Corporation shall be amended to read in full as follows:


                                      III

     This Corporation is authorized to issue two classes of shares of stock which shall be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is eighty-seven million (87,000,000) shares. The number of shares of Common Stock authorized is fifty million (50,000,000) shares, no par value. The number of shares of Preferred Stock authorized is thirty-seven million (37,000,000) shares, no par value.

     The shares of Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the rights, preferences, privileges and restrictions thereof, including but not limited to the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them. Without limitation of the generality of the foregoing, the Board of Directors shall have the power to fix the number of authorized but undesignated shares comprising any wholly unissued series of Preferred Stock, and to fix and alter the rights, preferences, privileges and restrictions of any such unissued series of Preferred Stock (including, but not limited to the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and sinking fund provisions, redemption prices, and liquidation preferences of such series) in such manner as the Board of Directors determines, which rights, preferences, privileges and restrictions may, in the sole discretion of the Board of Directors, subject to Section 8 hereof, be superior to, on a parity with, or junior to the rights, preferences, privileges and restrictions of any other series of Preferred Stock.

     The Board of Directors is hereby authorized to increase or decrease the number of shares of any series of Preferred Stock when the number of shares of such series was originally fixed by designation of the Board of Directors. The Board of Directors is authorized to decrease the number of shares of any series of Preferred Stock when the number of shares was not originally fixed by designation of the Board of Directors. Any such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series, or in the Articles of Incorporation, as the case may be; provided, that the number of shares of any series shall not be decreased below the number of shares of such series then outstanding. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status of authorized but undesignated shares of Preferred Stock.

     1.   Title of Series and Number of Shares.  The first series of Preferred
          ------------------------------------
Stock shall be comprised of 2,000,000 shares and shall be designated Series A Preferred Stock (the "Series A Preferred"). The second series of Preferred Stock shall be comprised of 356,080 shares and shall be designated Series B Preferred Stock (the "Series B Preferred"). The third series of Preferred Stock shall be comprised of 3,000,000 shares and shall be designated Series C Preferred Stock (the "Series C Preferred"). The fourth series of Preferred Stock shall be comprised of 6,875,277 shares and shall be designated Series D Preferred Stock (the "Series D Preferred"). The fifth series of Preferred Stock shall be comprised of 5,250,000 shares and shall be designated Series E Preferred Stock (the "Series E Preferred"). The sixth series of Preferred Stock shall be comprised of 10,000,000 shares and shall be designated Series F Preferred Stock (the "Series F Preferred"). The seventh series of Preferred Stock shall be comprised of 8,000,000 shares and shall be designated Series G Preferred Stock (the "Series G Preferred"). The Board of Directors may issue the remaining undesignated Preferred Stock in one or more series as permitted by the Articles of Incorporation. As used herein, the term "Preferred Stock" without designation shall refer to shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred.

     2.   Dividend Rights of Preferred Stock.  The holders of the outstanding
          ----------------------------------
Series A Preferred, Series B Preferred and Series C Preferred shall be entitled, when, as and if declared by the Board of Directors of the Corporation, to noncumulative dividends out of funds legally available therefor of $0.05 for each share of Series A Preferred, $0.05 for each share of Series B Preferred, and $0.06 for each share of Series C Preferred held by them. The right to dividends on shares of Series A Preferred, Series B Preferred and Series C Preferred under this Section shall not be cumulative, and no right shall accrue to the holders of Series A Preferred, Series B Preferred and Series C Preferred under this Section by reason of the fact that dividends on such shares are not declared in any prior period. The holders of the outstanding Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred shall be entitled, when, as and if declared by the Board of Directors of the Corporation, to dividends out of funds legally available therefor of $0.063 for each share of Series D Preferred, $0.081 for each share of Series E Preferred, $0.088 for each share of Series F Preferred, and $0.21 for each share of Series G Preferred held by them, which dividends shall be cumulative only in the event of: (i) the mandatory redemption of the Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred by the Corporation pursuant to Section 7 hereof; or (ii) a liquidation, dissolution or winding up of the Corporation under Section 3 hereof, either voluntary or involuntary. Except as described in the immediately preceding sentence, the right to dividends on shares of Series D Preferred, Series E Preferred, Series F Preferred or Series G Preferred under this Section shall not be cumulative, and no right shall otherwise accrue to the holders of Series D Preferred, Series E Preferred, Series F Preferred or Series G Preferred under this Section by reason of the fact that dividends on such shares are not declared in any prior period. No dividend or distribution shall be declared or paid on any shares of Common Stock (other than dividends payable solely in Common Stock of the Corporation) unless at the same time an equivalent dividend or distribution is paid or declared and set aside for payment on the Preferred Stock (on an as-if converted to Common Stock basis).

     3.   Liquidation Preference.  In the event of any liquidation, dissolution,
          ----------------------
or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

          (a) The holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred or Common Stock by reason of their ownership of such stock, the sum of $0.56 plus declared and unpaid dividends, if any, for each share of Series B Preferred then held by them, the sum of $0.67 plus declared and unpaid dividends, if any, for each share of Series C Preferred then held by them, the sum of $0.90 plus accrued and unpaid dividends, if any, for each share of Series D Preferred then held by them, the sum of $1.15 plus accrued and unpaid dividends, if any, for each share of Series E Preferred then held by them, the sum of $1.25 plus accrued and unpaid dividends, if any, for each share of Series F Preferred then held by them, and the sum of $3.00 plus accrued and unpaid dividends, if any, for each share of Series G Preferred then held by them. If upon the occurrence of such event, the assets and funds available for distribution among the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred shall be insufficient to permit the payment to such holders of the full preferential amounts, then the entire assets and funds of the Corporation legally available for distribution to the shareholders shall be distributed among the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred pro rata to the full preferential amount each such holder is entitled to receive.

          (b) After payment of the full preferential amounts to the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred as aforesaid, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the sum of $0.56 plus declared and unpaid dividends, if any, for each share of the Series A Preferred then held by them. If upon the occurrence of such event, the assets and funds available for distribution among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire remaining assets and funds of the Corporation legally available for distri-bution to the shareholders shall be distributed among the holders of the Series A Preferred pro rata to the full preferential amount each such holder is entitled to receive.

          (c) After payment has been made to the holders of the Preferred Stock of the full preferential amounts as to which they shall be entitled as aforesaid, then the holders of Common Stock shall be entitled to share in the remaining assets and funds of the Corporation legally available for distribution, pro rata to the number of shares of Common Stock held by each such holder.

          (d) For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation as a result of which consolidation or merger the shareholders of the Corporation hold securities representing less than fifty percent (50%) of the voting securities of the surviving corporation (a "Merger"), or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

          (e) Any securities to be delivered to the holders of the Preferred Stock pursuant to Section 3(d) above shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A)  If traded on a national securities exchange or the
National Market System of the National Association of Securities Dealers, Inc. ("NMS"), the value shall be deemed to be the average of the closing prices of the securities on such exchange or the NMS over the 30-day period ending three
(3) days prior to the closing;

                         (B)  If actively traded over-the-counter (but not on
the NMS), the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                    (ii) In all other cases the fair market value of securities shall be determined by the Board of Directors acting in good faith, provided that if such value is objected to in writing received by the Corporation from holders of more than fifty percent (50%) of the outstanding shares of Preferred Stock within twenty (20) days after written notice is sent to the holders of Preferred Stock, then the value shall be determined by an independent appraiser selected by the Board of Directors and paid for by the Corporation.

          (f) In the event the requirements of Section 3(d) are not complied with, the Corporation shall forthwith either:

                    (i) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with, or

                    (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 5(j) hereof.

          (g) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the Corporation of shares of Common Stock issued to or held by employees, directors, independent contractors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

     4.   Voting Rights.
          -------------

          (a)  General.  Except as otherwise required by law and except as
               -------
required in Sections 4(b) and 8 hereof, the holders of Common Stock and Preferred Stock shall vote together as a single class. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. Each holder of Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Common stock into which his shares of Preferred Stock are convertible, in accordance with the terms of the Corporation's Amended and Restated Articles of Incorporation, as amended, immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (b)  Board Seats.  The number of directors constituting the Board of
               -----------
Directors shall be fixed at ten (10). The holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Series A Preferred, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Series B Preferred and Series C Preferred, voting together as a single class, shall be entitled to elect one (1) director of the Corporation. The holders of the Series D Preferred, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation. The holders of the Series G Preferred, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series F Preferred, and the Series G Preferred, voting together as a single class, shall be entitled to elect four
(4) directors of the Corporation.

     5.   Conversion.  The holders of the Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Preferred Stock shall be
               ----------------
convertible into Common Stock, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of

Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such series at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The Conversion Values of the Preferred Stock shall be $0.56 per share of Series A Preferred, $0.56 per share of Series B Preferred, $0.67 per share of Series C Preferred, $0.90 per share of Series D Preferred, $1.15 per share of Series E Preferred, $1.25 per share of Series F Preferred and $3.00 per share of Series G Preferred. The initial Conversion Prices of the Preferred Stock shall be $0.56 per share of Series A Preferred, $0.56 per share of Series B Preferred, $0.67 per share of Series C Preferred, $0.90 per share of Series D Preferred, $1.15 per share of Series E Preferred, $1.25 per share of Series F Preferred and $3.00 per share of Series G Preferred The initial Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of each such series.

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately prior to the closing of the sale of Common Stock of the Corporation in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $3.00 (appropriately adjusted for stock splits, combinations and similar events) and an aggregate offering price to the public of not less than $15,000,000. Each share of a series of Preferred Stock shall be automatically converted into shares of Common Stock at its then effective Conversion Rate upon the affirmative vote of the holders of at least sixty-seven percent (67%) of the shares of such series of Preferred Stock, voting as a separate series, or at such time after June 30, 1993 as there are less than 100,000 shares of such series outstanding. Each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be automatically converted into shares of Common Stock at the respective Conversion Rates then in effect upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, voting together as a single class.
In addition, each share of Preferred Stock shall be automatically converted into shares of Common Stock at the respective Conversion Rates then in effect upon the affirmative vote of the holders of at least ninety-three percent (93%) of the voting power of the outstanding shares of Preferred Stock, voting together as a single class. In the event of the automatic conversion of the Preferred Stock upon a public offering as described above, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (c)  Mechanics of Conversion.  Before any holder of Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock and receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(b), the outstanding shares of the series of Preferred Stock so converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion as provided in Section 5(b), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Fractional Shares.  In lieu of any fractional shares to which the
               -----------------
holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock, as determined by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (e)  Adjustments to the Series C, D, E, F and G Conversion Prices With
               -----------------------------------------------------------------
Respect to Certain Diluting Issuances.
-------------------------------------

                    (i)  Special Definitions.  For purposes of this Section 5(e)
                         -------------------
of Article III, the following definitions apply:

                         (A)  "Options" shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire either Common or Convertible Securities (defined below).

                         (B)  "Original Issue Date" shall mean the date on which
the first share of Series G Preferred is first issued.

                         (C)  "Convertible Securities" shall mean any evidences
of indebtedness, shares or other securities convertible into or exchangeable for Common.

                         (D)  "Additional Shares of Common" shall mean all
shares of Common issued (or, pursuant to Section 5(e)(iii) of this Article III, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                              (1)  shares of Common Stock issued or issuable to
officers, directors or employees of the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of the Corporation, or those independent contractors or consultants with which the Corporation shall have an agreement approved by a resolution of the Board of Directors pursuant to which such independent contractor or consultant shall perform services for the Corporation;

                              (2)  as a dividend or distribution on the
Preferred Stock;

                              (3)  by reason of a stock split, reverse stock
split, stock dividend or other adjustment covered by Section 5(f) hereof;

                              (4)  by reason of a reorganization,
reclassification, exchange, substitution or other adjustment covered by Section 5(g) hereof; or

                              (5)  which are otherwise excluded by the
affirmative vote or written consent of (i) the holders of at least sixty-seven percent (67%) of the shares of Series C Preferred then outstanding, with respect to issuances which would affect the Series C Conversion Price, (ii) the holders of at least sixty-seven percent (67%) of the shares of Series D Preferred then outstanding, with respect to issuances which would affect the Series D Conversion Price, (iii) the holders of at least sixty-seven percent (67%) of the shares of Series E Preferred then outstanding, with respect to issuances which would affect the Series E Conversion Price; (iv) the holders of at least sixty-seven percent (67%) of the shares of Series F Preferred then outstanding, with respect to issuances which would affect the Series F Conversion Price; and (v) the holders of at least sixty-seven percent (67%) of the shares of Series G Preferred then outstanding, with respect to issuances which would affect the Series G Conversion Price.

                              (E)  "Common" shall mean Common Stock of the
Corporation.

                    (ii) No Adjustment for Conversion Price.  Any provision
                         ----------------------------------
herein to the contrary notwithstanding, no adjustment in the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price shall be made in respect of the issuance of Additional Shares of Common if the consideration per share for an Additional Share of Common issued or deemed to be issued by the

Corporation is equal to or greater than the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, respectively, in effect on the date of, and immediately prior to, such issue.

                    (iii) Deemed Issue of Additional Shares of Common.  In the
                          -------------------------------------------
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common are deemed to be issued:

                          (A)  no further adjustments in the Series C Conversion
Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                          (B)  if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price shall affect Common previously issued upon conversion of the Series C Preferred, the Series D Preferred, Series E Preferred, Series F Preferred or Series G Preferred, respectively);

                          (C)  upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                               (1)  in the case of Convertible Securities or
Options for Common, the only Additional Shares of Common issued were the shares of Common, if any, actually issued upon the exercise of such Options or the Conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                               (2)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(e)(v) of this Article III) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                          (D)  no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price to an amount which exceeds the lower of (a) the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, respectively, on the original adjustment date, or (b) the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                          (E)  in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                    (iv)  Adjustment of Conversion Price Upon Issuance of
                          -----------------------------------------------
Additional Shares of Common.
---------------------------

                          (A)  Series C Preferred, Series D Preferred, Series E
                               ------------------------------------------------
Preferred, Series F Preferred and Series G Preferred.  In the event the
----------------------------------------------------
Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(e)(iii) of this Article III) without consideration or for consideration per share less than the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price or Series G Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series C Conversion Price, Series D Conversion Price, the Series E Conversion Price Series F Conversion Price or Series G Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to the Conversion Price (calculated to the nearest one-hundredth of a cent) determined by dividing (X) an amount equal to the sum of (1) the product derived by multiplying the Conversion Price of the Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred or Series G Preferred, as the case may be, in effect immediately prior to such issue or sale times the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (Y) an amount equal to the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issue or sale, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue and sale; provided, however, that the application of the provisions of this Section 5(e)(iv) may be waived by any holder of Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred or Series G Preferred. For the purposes of the calculations set forth in this Section 5(e)(iv), the number of shares of Common Stock Outstanding at any time shall be equal to the number of shares of Common Stock outstanding at such time plus the number of shares of Common Stock issuable upon the conversion of all Convertible Securities then outstanding.

                    (v)   Determination of Consideration for Options and
                          ----------------------------------------------
Convertible Securities.  The consideration per share received by the
----------------------
Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(e)(iii) of this Article III, relating to Options and Convertible Securities shall be determined by dividing:

                          (A)  the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                          (B)  the maximum number of shares of Common (as set
forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (f)  Adjustments for Subdivisions, Combinations or Consolidation of
               --------------------------------------------------------------
Preferred Stock and Common Stock.  In the event the outstanding shares of
--------------------------------
Preferred Stock or Common Stock shall be subdivided (by stock split, stock dividend, reclassification or otherwise) into a greater number of shares of Preferred Stock or Common Stock, the Conversion Prices of the affected series then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of

Preferred Stock or Common Stock, the Conversion Prices of the affected series then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (g)  Adjustments for Reorganization, Reclassification, Exchange and
               --------------------------------------------------------------
Substitution. If the shares of Common Stock issuable upon conversion of any
------------
shares of Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reorganization, reclassification or otherwise (other than a sub division or combination of shares provided for in Section 5(f) of this
Article III), the Conversion Prices of the effected series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders thereof would otherwise have been entitled to receive upon such conversion, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been issuable to the holders of Preferred Stock if their shares of Preferred Stock had been converted immediately before such change; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including the provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

          (h)  No Impairment.  The Corporation will not through any
               -------------
reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.
This provision shall not restrict the Corporation's right to amend its Articles of Incorporation with the requisite shareholder consent.

          (i)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

          (j)  Notices of Record Date.  In the event that the Corporation shall
               ----------------------
propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

                          (A)  at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                          (B)  in the case of the matters referred to in (iii)
and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of the Corporation.

          (k)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (l)  Reissuance of Converted Shares.  Shares of Preferred Stock which
               ------------------------------
have been converted into Common Stock after the original issuance thereof shall be canceled.

     6.   Redemption of Series A, Series B and Series C Preferred.
          -------------------------------------------------------

          (a) The Corporation, at the option of the Board of Directors and with the consent of sixty-seven percent (67%) of the outstanding shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred, voting as a single class, may at any time it may lawfully do so, but in no event prior to September 30, 1997, redeem in whole but not in part the Series A Preferred, Series B Preferred and Series C Preferred by paying in cash for each such share of Series A Preferred, Series B Preferred and Series C Preferred to be redeemed a price equal to the Conversion Value of each share of the Series A Preferred, Series B Preferred and Series C Preferred (as appropriately adjusted for any stock dividends, stock splits, recapitalization or consolidation of the Series A Preferred, Series B Preferred and Series C Preferred) together with any declared and unpaid dividend with respect thereto. The amount payable upon the redemption of the Series A Preferred, Series B Preferred and Series C Preferred is hereinafter referred to as the "Redemption Price" of the respective series of Preferred Stock.

          (b) At least thirty (30) days prior to the date fixed for any redemption of Series A Preferred, Series B Preferred and Series C Preferred, written notice shall be mailed, postage prepaid to each holder of record of Series A Preferred, Series B Preferred and Series C Preferred to be redeemed at the post office address last shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption Date, the applicable Redemption Price, and the date on which such holders' Conversion Rights (as defined in Section 5) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or after the Redemption Date, each holder of Series A Preferred, Series B Preferred and Series C Preferred to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be canceled. From and after the Redemption Date, all rights of the holders of the Series A Preferred, Series B Preferred and Series C Preferred designated for redemption in the Redemption Notice as holders of Series A Preferred, Series B Preferred and Series C Preferred of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease and terminate with respect to such shares, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (c) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred, Series B Preferred and Series C Preferred designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having an aggregate capital and surplus in excess of fifty million ($50,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the applicable Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section 6(b). Such instructions shall also provide that any funds deposited by the Corporation pursuant to Section 6(c) for the redemption of shares subsequently converted into shares of Common Stock pursuant to Section 5 no later than the first day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 6(c) remaining unclaimed at the expiration of one year following the Redemption Date shall be returned to the Corporation upon its request expressed in the resolution of its Board of Directors.

     7.   Mandatory Redemption of Series D, Series E Preferred Stock, Series F
          --------------------------------------------------------------------
Preferred and Series G Preferred.  On or at any time after June 25, 2002, upon
--------------------------------
the election of the holders of at least sixty-seven percent 67% of the outstanding shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred, voting together as a class, such holders may require the Corporation to redeem their shares to the extent legally permissible. Such redemption shall be made in two equal installments. One-half of the number of shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred outstanding on the date of the first scheduled redemption (the "First Redemption Date") shall be redeemed on such date and on the first anniversary thereof (the First Redemption Date and the first anniversary thereof being referred to herein as a "Redemption Date") to the extent funds are legally available therefor.

     Any such redemption of Series D Preferred shall be effected at a redemption price equal to $0.90 per share plus any accrued and unpaid dividends (the total of such amount and such dividends being referred to herein as the "Redemption Price" applicable to such series). Any such redemption of Series E Preferred shall be effected at a redemption price equal to $1.15 per share plus any accrued and unpaid dividends (the total of such amount and such dividends being referred to herein as the "Redemption Price" applicable to such series). Any such redemption of Series F Preferred shall be effective at a redemption price equal to $1.25 per share plus any accrued and unpaid dividends (the total of such amount and such dividends being referred to herein as the "Redemption Price" applicable to such series). Any such redemption of Series G Preferred shall be effective at a redemption price equal to $3.00 per share plus any accrued and unpaid dividends (the total of such amount and such dividends being referred to herein as the "Redemption Price" applicable to such series).

     At least thirty (30) days but not more than sixty (60) days prior to each Redemption Date, a notice shall be mailed by the Corporation (the "Redemption Notice") to the holders of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred by means of first class mail, postage paid, addressed to the holders of record of the shares to be redeemed, at their respective addresses then appearing on the books of the Corporation. Each such notice shall specify (i) the number of shares as to which such holder has the right to request redemption, (ii) the Redemption Date, and (iii) the Redemption Price applicable to such series. The number of shares as to which each holder shall have the right to request redemption on each Redemption Date shall be determined by multiplying the total number of shares to be redeemed on that Redemption Date by a fraction, (x) the numerator of which shall be the aggregate number of shares of Series D Preferred, Series E Preferred, Series F Preferred Stock and Series G Preferred held by such holder immediately prior to the First Redemption Date and (y) the denominator of which shall be the aggregate number of shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred outstanding immediately prior to the First Redemption Date.

     Each holder who desires to have his or her shares redeemed pursuant to this
Section 7 shall so request by written notice to the Corporation within twenty-five (25) days after delivery of the Redemption Notice. The holder of any shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred so redeemed shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered, to the place specified in the Redemption Notice, (i) the certificates representing such shares of Preferred Stock or affidavits of lost certificates and (ii) transfer instrument(s) satisfactory to the corporation and sufficient to transfer such shares to the Corporation free of any adverse interest.

     Upon the redemption of any share, pursuant to this Section 7, such share shall (provided the Redemption Price of such shares, plus any accrued and unpaid dividends to the Redemption Date has been paid or properly provided for) be deemed to cease to be outstanding, and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (plus all rights to receive future dividends with respect to such share), except for the right to receive the Redemption Price, without interest, in accordance with the provisions of this Section 7.

     Any shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred as to which the holder does not affirmatively elect to have redeemed as set forth herein shall remain outstanding with all rights, preferences, privileges and restrictions set forth herein.

     8.   Protective Covenants.
          --------------------

          (a) So long as there remains outstanding a number of shares of Series B Preferred and Series C Preferred equal to 20% of the aggregate number of shares of such series issued by the Corporation, the Corporation shall not, without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series B Preferred and Series C Preferred, voting together as a single class,
(i) authorize or issue any shares of capital stock having rights, preferences and privileges senior to the Series B Preferred or the Series C Preferred (where, for this purpose, a security equivalent to the Series B Preferred or Series C Preferred in all respects, other than with respect to the price of such security and items directly related thereto (including without limitation a liquidation preference or dividend right calculated as a percentage thereof), shall not be considered senior to the Series B Preferred or Series C Preferred, as applicable); or (ii) declare any dividend on the Preferred Stock or Common Stock.

          (b) So long as there remains outstanding a number of shares of Series B Preferred equal to 20% of the aggregate number of shares of such series issued by the Corporation, the Corporation shall not increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series B Preferred without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series B Preferred, voting as a separate class.

          (c) So long as there remains outstanding a number of shares of Series C Preferred equal to 20% of the aggregate number of shares of such series issued by the Corporation, the Corporation shall not increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series C Preferred without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series C Preferred, voting as a separate class.

          (d) So long as there remains outstanding a number of shares of Series D Preferred equal to twenty percent (20%) of the aggregate number of such series issued by the Corporation, the Corporation shall not, without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series D Preferred, voting as a separate class, (i) authorize or issue any shares of capital stock having rights, preferences and privileges senior to the Series D Preferred (where, for this purpose, a security equivalent to the Series D Preferred in all respects, other than with respect to the price of such security and items directly related thereto (including without limitation a liquidation preference or dividend right calculated as a percentage thereof), shall not be considered senior to the Series D Preferred); (ii) increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series D Preferred; or (iii) declare any dividend on the Preferred Stock or Common Stock.

          (e) So long as there remains outstanding a number of shares of Series E Preferred equal to twenty percent (20%) of the aggregate number of such series issued by the Corporation, the Corporation shall not, without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series E Preferred, voting as a separate class, (i) authorize or issue any shares of capital stock having rights, preferences and privileges senior to the Series E Preferred (where, for this purpose, a security equivalent to the Series E Preferred in all respects, other than with respect to the price of such security and items directly related thereto (including without limitation a liquidation preference or dividend right calculated as a percentage thereof), shall not be considered senior to the Series E Preferred); (ii) increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series E Preferred; or (iii) declare any dividend on the Preferred Stock or Common Stock.

          (f) So long as there remains outstanding a number of shares of Series F Preferred equal to twenty percent (20%) of the aggregate number of such series issued by the Corporation, the Corporation shall not, without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series F Preferred, voting as a separate class, (i) authorize or issue any shares of capital stock having rights, preferences and privileges senior to the Series F Preferred (where, for this purpose, a security equivalent to the Series F Preferred in all respects, other than with respect to the price of such security and items directly related thereto (including without limitation a liquidation preference or dividend right calculated as a percentage thereof), shall not be considered senior to the Series F Preferred); (ii) increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series F Preferred; or (iii) declare any dividend on the Preferred Stock or Common Stock.

          (g) So long as there remains outstanding a number of shares of Series G Preferred equal to twenty percent (20%) of the aggregate number of such series issued by the Corporation, the Corporation shall not, without the affirmative vote or written consent of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding shares of Series F Preferred, voting as a separate class, (i) authorize or issue any shares of capital stock having rights, preferences and privileges senior to the Series G Preferred (where, for this purpose, a security equivalent to the Series G Preferred in all respects, other than with respect to the price of such security and items directly related thereto (including without limitation a liquidation preference or dividend right calculated as a percentage thereof), shall not be considered senior to the Series G Preferred); (ii) increase the number of shares or alter the rights, preferences, privileges or restrictions of the Series G Preferred; or (iii) declare any dividend on the Preferred Stock or Common Stock.

          (h) The Corporation shall not, without the affirmative vote or written consent of the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Preferred Stock, voting together as a single class, (i) authorize or issue any shares of capital stock having rights, preferences and privileges on a parity with the Series D Preferred, Series E Preferred, Series F Preferred or Series G Preferred; or (ii) effect any reclassification or recapitalization of Common Stock outstanding involving a change in the Common Stock.

          (i) The Corporation shall not, without the affirmative vote or written consent of the holders of at least seventy percent (70%) of the voting power of the outstanding shares of Preferred Stock, voting together as a single class, effect any sale of all or substantially all of the assets of the Corporation or any Merger (as defined in Section 3 above) of the Corporation with or into another corporation.

          3. The foregoing amendment of this Corporation's Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

          4. The foregoing amendment of this Corporation's Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the Corporation is 855,522 shares of Common Stock, 2,000,000 shares of Series A Preferred Stock, 356,080 shares of Series B Preferred Stock, 2,035,583 shares of Series C Preferred Stock, 5,969,238 shares of Series D Preferred Stock, 5,225,084 shares of Series E Preferred Stock and 9,224,627 shares of Series F Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the shares of Common Stock voting as a separate class, more than fifty percent (50%) of the outstanding shares of Series A Preferred Stock, voting as a separate class, at least sixty-seven percent (67%) of the shares of Series B Preferred, voting as a separate class, at least sixty-seven percent (67%) of the shares of Series C Preferred, voting as a separate class, at least sixty-seven percent (67%) of the shares of Series D Preferred, voting as a separate class, at least sixty-seven percent (67%) of the shares of Series E Preferred, voting as a separate class, at least sixty-seven percent (67%) of the shares of Series F Preferred, voting as a separate class, and more than sixty percent (60%) of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred voting together as a class.

     This certificate is dated as of December 10, 1997.


                                    /s/ Matthew H. Taylor
                                    ____________________________________________
                                    Matthew H. Taylor, Chairman of
                                    the Board and Secretary

     The undersigned further declares under penalty of perjury that the matters set forth in this certificate are true of his own knowledge. Executed in Pleasant Hill, California on December 10, 1997.


                                   /s/ Matthew H. Taylor
                                   _____________________________________________
                                   Matthew H. Taylor